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                                                                    EXHIBIT 4(d)

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated and effective as of February 1, 2003, is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors"), Parker Tools, LLC, an Oklahoma limited liability company, and a wholly-owned indirectly by the Company ("Parker Tools"), Quail USA, LLC, an Oklahoma limited liability company and a wholly-owned indirectly by the Company ("Quail USA"), Parker USA Resources, LLC, an Oklahoma limited liability partnership and wholly-owned indirectly by the Company ("Parker USA Resources"), Parker Management Resources, L.P., an Oklahoma limited partnership and wholly owned indirectly by the Company ("Parker Management Resources"), Parker Offshore Resources, L.P., an Oklahoma limited partnership and wholly-owned indirectly by the Company ("Parker Offshore Resources") and Quail Tools, L.P., an Oklahoma limited partnership and wholly-owned indirectly by the Company ("Quail LP", together with Parker Tools, Quail USA, Parker USA Resources, Parker Management Resources, and Parker Offshore Resources", the "New Guarantors"), and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

               RECITALS OF THE COMPANY, THE SUBSIDIARY GUARANTORS
                             AND THE NEW GUARANTORS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of May 2, 2002, by and among the Company, the Subsidiary Guarantors and the Trustee (the "2002 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 10 1/8% Senior Notes due 2009, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 2002 Indenture and the Notes by the Company ("Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 2002 Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 2002 Indenture (x) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in
Section 10.02 of the 2002 Indenture or (y) to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 of the 2002 Indenture and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained in the 2002 Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor;

         WHEREAS, the Company and certain Restricted Subsidiaries, including the New Guarantors, have determined that considerable operating and financial efficiencies can be achieved by reorganizing the legal status of said Restricted Subsidiaries, restructuring the legal and financial relationships among said Restricted Subsidiaries and consolidating the operations of said Restricted Subsidiaries, which efficiencies will accrue to the benefit of all Restricted Subsidiaries involved in said reorganization and restructuring;

         WHEREAS, the foregoing restructuring will involve (i) transferring assets or real property or equipment having a fair market value or book value in excess of $1M to certain of the New Guarantors, (ii) making an investment in certain of the New Guarantors in excess of $1M, (iii) providing of a guarantee under the Senior Credit Facility by the New Guarantors and (iv) merging certain Subsidiary Guarantors into another Subsidiary Guarantor (the "Proposed Actions");

         WHEREAS, Sections 10.02 and 10.04 of the 2002 Indenture provides that the undertaking of the

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Proposed Actions requires (i) the execution by the New Guarantors of this Second
Supplemental Indenture whereby said New Guarantors agree to be bound by the terms of the 2002 Indenture as applicable to a Subsidiary Guarantor and (ii) the execution by the New Guarantors of a Subsidiary Guarantee in the form prescribed by the 2002 Indenture;

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors and the board of directors of each of the New Guarantors has authorized this Second Supplemental Indenture and the execution of a Subsidiary Guarantee; and

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture valid and binding upon the Company, the Subsidiary Guarantors and the New Guarantors and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:

         SECTION 1. Certain Terms Defined in the 2002 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 2002 Indenture.

         SECTION 2. Additional Guarantors; Subsidiary Guarantee.

                  Section 2.1. The New Guarantors, by execution and delivery of this Second Supplemental Indenture, hereby agree to be bound by the terms of the 2002 Indenture as a Subsidiary Guarantor.

                  Section 2.2 Attached hereto as Exhibit A is a Subsidiary Guarantee of the New Guarantors in the form prescribed by the 2002 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company in accordance with the terms of the Subsidiary Guarantee.

         SECTION 3. Merger and Succession of Subsidiary Guarantors. In accordance with Section 10.04, Parker Drilling U.S.A., Ltd., a Nevada corporation ("PDUSA"), and Parker Drilling Company Limited, an Oklahoma corporation ("PDCL"), have merged into Parker Drilling Offshore Corporation, a Nevada corporation, the latter of which is a Subsidiary Guarantor, and Quail Tools, LLP has converted into Quail Tools, LP, the latter of which has assumed the covenants and agreements of Quail Tools, LLP by executing this Second Supplemental Indenture as a New Guarantor and the Subsidiary Guarantee attached hereto as Exhibit A.

         SECTION 4. Effectiveness. This Second Supplemental Indenture shall become effective upon:

                           (a) the execution and delivery of this Second Supplemental Indenture by the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee; and

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                           (b)      the delivery by the Company to the Trustee
                                    of the Opinion of Counsel and an Officers'
                                    Certificate as required pursuant to Sections
                                    11.04 and 11.05 of the 2002 Indenture and addressing the matters required pursuant to such sections.

         SECTION 5. Particular Representations and Covenants.

                           Section 5.1. Authority. The Company, the Subsidiary
                  Guarantors and the New Guarantors are duly authorized to execute and deliver this Second Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

                           Section 5.2. Correctness of Recitals. The Company and
                  the Subsidiary Guarantors and the New Guarantors represent and warrant that all recitals and statements in this Second Supplemental Indenture are true and correct.

         SECTION 6. Concerning the Trustee.

                           Section 6.1 Acceptance of Trusts. The Trustee accepts
                  the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                           Section 6.2 Responsibility for Recitals. The recitals
                  and statements contained in this Second Supplemental Indenture shall be taken as recitals and statements of the Company, the Subsidiary Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 7. Miscellaneous Provisions.

                           Section 7.1 Counterparts. This Second Supplemental
                  Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                           Section 7.2 Compliance with Trust Indenture Act. This
                  Second Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                           Section 7.3 Headings. The section headings herein are
                  for convenience only and shall not affect the construction hereof.

                           Section 7.4 Binding Effect. All covenants and
                  agreements in this Second Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                           Section 7.5 Governing Law. The internal laws of the
                  State of New York shall govern and be used to construe this Second Supplemental Indenture.

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                           Section 7.6 Continuation of 2002 Indenture. Except as
                  amended by this Second Supplemental Indenture, the terms and conditions of the 2002 Indenture shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

                               PARKER DRILLING COMPANY

                               By: /s/ JAMES W. WHALEN
                                   ------------------------------------------
                               Name:   James W. Whalen
                               Title:  Sr. Vice President and
                                       Chief Financial Officer

                               JPMORGAN CHASE BANK, as Trustee

                               By: /s/ REBECCA A. NEWMAN
                                   ------------------------------------------
                               Name:   REBECCA A. NEWMAN
                               Title:  VICE PRESIDENT & TRUST OFFICER

                               SUBSIDIARY GUARANTORS:

                               Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                               Choctaw International Rig Corp.
                               Parker Drilling Company of New Guinea, Inc.
                               Parker Drilling Company North America, Inc.
                               Parker-VSE, Inc. (formerly Vance Systems
                                        Engineering, Inc.)
                               DGH, Inc.
                               Parker Drilling Company International Limited Parker USA Drilling Company (formerly
                                 Parcan Limited)
                               Parker Technology, Inc.
                               Parker Drilling Offshore Corporation (formerly
                                 Hercules Offshore Corporation)
                               Parker Drilling Offshore International, Inc.
                               Anachoreta, Inc.
                               Pardril, Inc.
                               Parker Aviation, Inc.
                               Parker Drilling (Kazakhstan), Ltd.
                               Parker Drilling Company of Niger
                               Parker North America Operations, Inc.
                               Selective Drilling Corporation
                               Universal Rig Service Corp.
                               Creek International Rig Corp.
                               International Equipment Leasing Company

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                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Name: David W. Tucker
                               Its:  Vice President & Treasurer


                               Parker Technology, L.L.C.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Its:  Vice President & Manager


                               Parker Drilling Offshore USA, L.L.C. (formerly Mallard Bay Drilling, L.L.C.)

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Its:  Treasurer & Manager


                               Parker Drilling Management Services, Inc.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Its:  President


                               Parker Drilling Company of Colombia Limited

                               By: /s/ Theophile Begnaud
                                   -------------------------------------------
                               Name: Theophile Begnaud
                               Its:  Vice President


                               NEW GUARANTORS:

                               Parker Tools, LLC

                               By: /s/ Tom Junk
                                   -------------------------------------------
                               Name: Tom Junk
                               Its:  President and Manager


                               Quail USA, LLC

                               By: /s/ W. Kirk Brassfield
                                   -------------------------------------------
                               Name: W. Kirk Brassfield
                               Its:  President and Manger

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                               Parker USA Resources, LLC

                               By: /s/ Tom Junk
                                   -------------------------------------------
                               Name:  Tom Junk
                               Its:   President and Manager


                               Parker Management Resources, L.P.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Name:  David W. Tucker
                               Title: President of its General Partner, Parker
                                      Drilling Management Services, Inc.


                               Parker Offshore Resources, L.P.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Name:  David W. Tucker
                               Title: President of its General Partner, Parker
                                      Drilling Management Services, Inc.


                               Quail Tools, L.P.

                               By: /s/ W. Kirk Brassfield
                                   -------------------------------------------
                               Name:  W. Kirk Brassfield
                               Title: President of its General Partner, Quail
                                      USA, LLC

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                                                                     Exhibit "A"

                              SUBSIDIARY GUARANTEE

         This Subsidiary Guarantee is hereby executed as of the 1st day of February, 2003, by the each of the undersigned Restricted Subsidiaries. Terms not defined herein shall have the meanings as set forth in the 2002 Indenture (as described below).

                                    RECITALS:

WHEREAS, in connection with the restructuring and reorganization of certain subsidiaries of the Company each of undersigned Restricted Subsidiaries has received property having a value in excess of $1 million from the Company or another Restricted Subsidiary; and

WHEREAS, pursuant to Section 10.02(a) of the Indenture dated May 2, 2002, (as heretofore amended, the "2002 Indenture") by and between Parker Drilling Company (the "Company"), the Restricted Subsidiaries which are already Subsidiary Guarantors, and JPMorgan Chase Bank, as Trustee, pursuant to which the Company has issued its 10 1/8% Senior Notes due 2009 (the "Notes"), it is a requirement that each of the undersigned Restricted Subsidiaries execute a supplemental indenture agreeing to be bound by the terms of the 2002 Indenture and to execute a Subsidiary Guarantee in accordance with the terms of the 2002 Indenture; and

WHEREAS, each of the undersigned Restricted Subsidiaries has executed the Second Supplemental Indenture to the 2002 Indenture pursuant to which it agrees to be a Subsidiary Guarantor thereof and to execute a Subsidiary Guarantee;

NOW, THEREFORE:

Each of the undersigned Restricted Subsidiaries jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the 2002 Indenture, the Notes or the obligations of the Company under the 2002 Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the 2002 Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the 2002 Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of and Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever

                                       A-1
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reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the 2002 Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the 2002 Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the 2002 Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the 2002 Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the 2002 Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such 2002 Indenture for the precise terms of the Subsidiary Guarantee therein made.

                               Parker Tools, LLC

                               By: /s/ Tom Junk
                                   -------------------------------------------
                               Name: Tom Junk
                               Its:  President and Manager

                               Quail USA, LLC

                               By: /s/ W. Kirk Brassfield
                                   -------------------------------------------
                               Name: W. Kirk Brassfield
                               Its:  President and Manager

                               Parker USA Resources, LLC

                               By: /s/ Tom Junk
                                   -------------------------------------------
                               Name: Tom Junk
                               Its:  President and Manager

                               Parker Management Resources, L.P.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Name:  David W. Tucker
                               Title: President of its General Partner, Parker
                                      Drilling Management Services, Inc.

                                       A-2

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                               Parker Offshore Resources, L.P.

                               By: /s/ David W. Tucker
                                   -------------------------------------------
                               Name:  David W. Tucker
                               Title: President of its General Partner, Parker
                                      Drilling Management Services, Inc.


                               Quail Tools, L.P.

                               By: /s/ W. Kirk Brassfield
                                   -------------------------------------------
                               Name:  W. Kirk Brassfield
                               Title: President of its General Partner, Quail
                                      USA, LLC

                                       A-3